EXHIBIT 99.1

Global Geophysical Services, Inc. Reports Preliminary Unaudited Summary of Fourth Quarter and Full Year 2013 Financial Results

Highlights Strong Backlog, Business Improvement Initiatives and
Increasing International Demand

Announces Restatement of Certain Financial Results and Delay in Filing of Form 10-K

Company Retains Financial Advisors to Assist in Reviewing Financial and Strategic Alternatives for Addressing Liquidity Needs

HOUSTON, March 17, 2014 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. ("Global" or the "Company") (NYSE:GGS) today announced preliminary unaudited financial results for the fourth quarter and full year ended December 31, 2013.

Management Commentary

"During 2013 we made substantial progress on our initiatives to improve operational efficiency, reduce costs and focus on our core businesses," said Richard White, Global Chief Executive Officer. "We migrated a significant portion of our business to the Proprietary Services segment, which delivered $155.0 million or 53% of total revenue for the year ended December 31, 2013. As a component of pro-forma backlog as of February 28, 2014, Proprietary Services accounted for $165.7 million or 92% of pro-forma backlog, as compared to just $35 million and 35% at the end of 2012. Our three service regions, North America, Latin America and EAME, now contribute in approximately equal amounts to our business. For the first time in Company history, all four of our service and product lines—proprietary data acquisition, multi-client data library, E&P services and equipment sales—contributed revenue during the fourth quarter of 2013. We are now well positioned to benefit from a pro-forma backlog of approximately $180.0 million as of February 28, 2014, an increase of 80% from year-end 2012. Pro-forma backlog as of February 28, 2014 is comprised of backlog as of December 31, 2013 of $104.2 million plus new contract awards through February 28, 2014. In addition to our efforts to grow and diversify backlog, we also continued our efforts to enhance operating cash flow by reducing our cash investments in new Multi-client library programs while trying to capture more value from our existing data library assets during 2013.

"Despite these noteworthy improvements, Global still faces the burden of a significant debt load that the Company incurred over the past several years. As a result, we have taken the important step of retaining financial advisors to assist us in reviewing financial and strategic alternatives for addressing our liquidity needs, including obtaining additional capital and/or a financial restructuring. In connection with this, we and our financial advisors have had and continue to have discussions with our senior secured lenders. Today we have entered into an agreement with such senior secured lenders under which they will forbear from exercising any rights and remedies in connection with certain specified defaults and events of default under our September 30, 2013 Financing Agreement until the earlier of (a) the date on which any lender under the Financing Agreement provides written notice to the Company that the forbearance period has been terminated (but not prior to March 24, 2014), and (b) the date of any termination event resulting from (i) certain failures by the Company and other loan parties to comply with their obligations under the Financing Agreement and related loan documents, or (ii) the occurrence of any Event of Default other than those specified in the Forbearance Agreement.

"We are committed to exploring an orderly resolution of our liquidity situation, including any necessary restructuring, that will permit us to continue our operations while attempting to preserve the value of our assets and our overall enterprise value. We do not expect our discussions with our lenders to materially impact our ordinary course business activities. By aligning our cost structure with the strength of our operations, we believe we will be able to leverage our global footprint, diverse asset base and talented workforce to achieve long-term growth and profitability."

Restatement and Delay in Filing of Form 10-K

Global also announced that, upon the recommendation of management and after consultation with its independent registered public accounting firm, UHY LLP, the Company's Audit Committee and Board of Directors have concluded that the Company's financial statements and related auditors' reports for each of the fiscal years ended December 31, 2012, 2011, 2010, and 2009 and the first, second and third quarters of 2013 should no longer be relied upon because of accounting errors resulting from material weaknesses in the Company's internal controls. The Company, along with its advisors and its independent auditor, is conducting a thorough review of these statements, and intends to restate its consolidated financial statements from 2011 onward as well as selected financial data for the 2009 and 2010 fiscal years in its 2013 Annual Report. In light of the restatements, the Company is unable to file its 2013 Annual Report on Form 10-K at this time. In addition, in connection with the restatements, management has concluded that certain material weaknesses exist in the Company's internal controls and intends to begin promptly to develop a plan to remediate the material weaknesses. Additional information relating to the restatements and the material weaknesses will be disclosed in the Company's Current Report on Form 8-K to be filed shortly with the Securities and Exchange Commission (SEC).

The aggregate effect of the restatements on revenues for the years ended December 31, 2012 and 2011 based on preliminary unaudited information are estimated to be an increase of $4.7 million and a decrease of $4.8 million, respectively, as compared to the amounts previously reported for those periods. The aggregate effect of the restatements on income from operations before income tax for the years ended December 31, 2012 and 2011 based on preliminary, unaudited information are estimated to be an increase in income from operations before tax of $2.0 million and a decrease of $5.0 million, respectively, as compared to the amounts previously reported for those periods.

The aggregate effect of the restatements on revenues for the three-months ended March 31, June 30, and September 30, 2013 based on preliminary, unaudited information are estimated to be an increase of $0.4 million, a decrease of $0.7 million and a decrease of $5.0 million, respectively, as compared to the amounts previously reported for those periods. The aggregate effect of the restatements on the loss from operations before tax for the three-months ended March 31, June 30, and September 30, 2013 based on preliminary, unaudited information are estimated to be a decrease of $0.4 million, a decrease of $0.6 million and an increase of $0.6 million.

Fourth Quarter and Full Year 2013 Preliminary Unaudited Summary of Financial Results

While the Company is in the process of restating its financial results as described above for the periods indicated, the Company reported certain preliminary and unaudited financial results for the fourth quarter and full year 2013, which preliminary results are still subject to finalization in connection with such restatements. Figures below for both 2013 and 2012 have been adjusted on a preliminary, unaudited basis to reflect the expected results of the restatements.

For the fourth quarter of 2013, the Company expects to report revenue of approximately $81.0 million, and a loss from operations before tax of $69.4 million. Fourth quarter 2013 revenues were sequentially higher and exceeded fourth quarter 2012 revenues of $54.9 million by $26.1 million or 47%. Driving higher revenues in the fourth quarter were Proprietary Services revenues of $64.9 million as compared to $28.8 million in the fourth quarter of 2012. Included in fourth quarter 2013 revenues were $7.1 million of revenues associated with the sale of a 20,000 channel AutoSeis recording system to a leading seismic equipment leasing company, as previously reported by the Company.

Depreciation and other amortization and Multi-client data library revenue amortization for the fourth quarter 2013 were $7.9 million and $12.5 million, respectively. For the fourth quarter of 2012, depreciation and other amortization and Multi-client data library revenue amortization were $9.8 million and $15.7 million, respectively.

The expected loss from operations before tax in the fourth quarter of 2013 of $69.4 million includes the effect of a non-cash, pre-tax impairment of $61.6 million related to the Multi-client data library, driven primarily by reductions in the outlook for future sales from certain of the Company's Multi-client data library assets.

For the full year 2013, the Company expects to report revenues of $292.5 million comprised of Proprietary Services revenues of $155.0 million and Multi-client Services revenues of $137.5 million and a loss from operations before tax of $101.9 million.  Comparatively, revenues for full year 2012 were $343.7 million and were comprised of Proprietary Services revenues of $187.8 million and Multi-client Services revenues of $155.9 million. Included in Multi-client Services revenues for 2013 were Late Sales revenues of $77.7 million, a record high for the Company, as compared to $44.8 million for the year ended December 31, 2012.

Depreciation and other amortization and Multi-client data library revenue amortization for the full year 2013 were $32.6 million and $89.2 million, respectively. These same metrics for the full year 2012 were $28.9 million and $94.7 million, respectively.

The expected loss from operations for the full year 2013 is primarily influenced by non-cash, pre-tax Multi-client data library and other impairments of $86.0 million. Included in Multi-client data library and other impairments for 2013 were non-cash, pre-tax impairments of $13.0 million and $61.6 million reported in the first quarter of 2013 and the fourth quarter of 2013, respectively, relating to the Multi-client data library. In comparison, for the full year 2012, the Company reported income from operations before tax of $44.4 million.

Operational Highlights

Fiscal 2013 was a transformational year for the Company. Among other things, the Company:

  Expanded its geographic footprint to mitigate market risk in light of the challenging operating environment in the Continental U.S. During the year, the Company booked new business in several high-value locations, including Brazil, Kenya, Kurdistan and the North Slope of Alaska;
  Diversified its business across data acquisition, data library, E&P services and equipment offerings, enabling the Company to pursue higher-margin opportunities and realize additional revenues while providing integrated services to its customers.  Global has shifted priority from Multi-client to Proprietary contracting in order to better position the Company to take advantage of increased global opportunities and demand. 2013 was the first year that the Company generated revenues across each of its four service and product lines;
  Achieved the highest annual revenue from previous investments in the Company's Multi-client data library;
  Enhanced customer mix by gaining repeat business and winning new contracts with major IOCs and NOCs, as well as other independent companies not previously served by the Company;
  Implemented several business improvement initiatives to improve Global's cost structure; and
  Made organizational changes to improve infrastructure and provide leadership to drive growth and profitability across all locations.

Discussions with Senior Secured Lenders Concerning Liquidity

Global is substantially dependent on its internally generated cash flow as a source of liquidity and working capital. The Company has no additional borrowing capacity under its September 2013 Financing Agreement. Because of restrictions in its debt agreements, including the September 2013 Financing Agreement, in combination with Global's low share price, the Company's access to additional debt and equity capital is severely limited. While the Company has been focused on improving liquidity, events beyond its control may affect its operational results, financial condition and liquidity. Furthermore, while the Company has a strong backlog, it has experienced a number of adverse developments that it believes have and will continue to materially and adversely impact its liquidity in the near term. These developments will be discussed in more detail in the Company's 8-K filing.

While management is focused on improving liquidity, there is no assurance that such actions can be implemented or that they will provide sufficient liquidity to meet Global's capital needs on a timely basis, and any unfavorable developments could have a further material adverse effect on the Company's near-term liquidity and financial condition. The Company anticipates that additional efforts will be required to address its high levels of indebtedness, and has retained and is working with financial advisors Evercore Group L.L.C. and Alvarez & Marsal North America, LLC to evaluate its financial condition and to assist the Company in reviewing financial and strategic alternatives for addressing its liquidity needs, including obtaining additional capital and/or a financial restructuring. We are dependent on obtaining additional capital and/or a financial restructuring to continue as a going concern. In connection with the Company's liquidity situation, the Company and its financial advisors have had and continue to have discussions with its senior secured lenders, including discussions leading to entering into the forbearance agreement described above. There can be no assurance, however, that the Company will be able to reach any other agreements with holders of its indebtedness, and it may be required to, among other things, take appropriate legal steps to seek protection from certain lenders and other creditors for the benefit of the Company and all of its stakeholders. In addition, it is possible that a restructuring agreement could involve a process requiring court approval of a restructuring or reorganization plan. Additional information relating to the Company's liquidity situation will be disclosed in its 8-K filing.

Suspension of Dividends on 11.5% Series A Cumulative Preferred Stock

While certain defaults or events of default under the 2013 Financing Agreement continue, the Company will be restricted under such agreement from paying dividends on its 11.5% Series A Cumulative Preferred Stock (and the depositary shares each representing a 1/1000th interest in each share of such Series A Preferred Stock), including the dividend payment scheduled for March 31, 2014. As a result, the Company is suspending the payment of dividends on such Series A Preferred Stock until further notice.

About Global Geophysical Services, Inc.

GGS provides an integrated suite of Geoscience solutions to the global oil and gas industry including high-resolution RG-3D Reservoir GradeSM seismic data acquisition, Multi-client data library products, seismic and micro seismic monitoring, processing, reservoir characterization and data analysis, interpretation services, and AutoSeis® nodal seismic data acquisition equipment. GGS combines experience, innovation, operational safety, and environmental responsibility with leading edge geophysical technology to facilitate successful E&P execution. GGS' combined product and service offerings provide the ability to Gain InSightSM in the exploration and production of hydrocarbons. GGS is headquartered in Houston, Texas. To learn more about GGS, visit www.GlobalGeophysical.com.

Forward-Looking Statements

Statements, other than statements of historical fact included in this press release, that relate to forecasts, estimates or other expectations regarding future events and our financial position, business strategy and plans and objectives of our management for future operations, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "should," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursue," "target," "continue," the negative of such terms or other comparable terminology.

Forward-looking statements include, but are not limited to, statements about the Company's ability to meet its short-term liquidity needs, its ability to raise capital, sell assets or implement changes to meet its short-term liquidity needs, its ability to continue as a going concern, its ability to convert backlog into revenues and realize margins and improved cash flows, its business outlook, backlog and bid activity, business strategy, and related financial performance and statements with respect to future events. Such forward-looking statements are based on certain assumptions based on management's experience and perception of historical trends, industry conditions, market position, future operations, profitability, liquidity, backlog, capital resources and other information currently available to management and believed to be appropriate.

Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the volatility of oil and natural gas prices, disruptions in the global economy, dependence upon energy industry spending, delays, reductions or terminations of contracts, high fixed costs of operations, weather interruptions, inability to obtain land access rights of way, industry competition, limited number of customers, credit risk related to our customers, asset impairments, the availability of capital resources, and operational disruptions. A discussion of these factors, including risks and uncertainties, is set forth under "Risk Factors" in the Company's most recent Annual Report on Form 10-K filed with the SEC. These forward-looking statements reflect the Company's current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategies and liquidity. We can give no assurance that such expectations or assumptions will prove to be correct. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. The forward-looking statements speak only as of the date made and, other than as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

The Company's backlog estimates represent those seismic data acquisition projects for which a client has executed a contract and has scheduled a start date for the project and unrecognized pre-committed funding from our multi-client services segment. Backlog estimates are based on a number of assumptions including those related to foreign exchange rates, and proportionate performance of contracts and our valuation of assets, such as seismic data to be received by us as payment under certain agreements. The realization of our backlog estimates is further affected by our performance under term rate contracts, as the early or late completion of a project under term rate contracts will generally result in decreased or increased, as the case may be, revenues derived from these projects. We and our clients may also modify contracts for services by mutual consent. Consequently, backlog as of any particular date may not be indicative of actual operating results for any future period. Because of potential changes in the scope or schedule of our clients' projects, we cannot predict with certainty when or if our backlog will be realized. Even where a project proceeds as scheduled, it is possible that the client may default and fail to pay amounts owed to us. In addition, the contracts in our backlog are generally subject to termination by the client under certain circumstances. Material delays, payment defaults or termination could reduce the amount of backlog currently reported, and consequently, could prevent the conversion of that backlog into revenues.

Unless the context otherwise indicates, references in this press release to "Global Geophysical Services," "Global Geophysical," "Global," "GGS," the "Company," "we," "us," "our," or "ours" refer to Global Geophysical Services, Inc. and its direct and indirect subsidiaries.

CONTACT: Investors
         Sean Gore
         ir@globalgeophysical.com
         Phone: (713) 808-1750
         Fax: (713) 972-1008
         www.globalgeophysical.com

         Media
         Meaghan Repko / Nick Lamplough / Scott Bisang
         Joele Frank, Wilkinson Brimmer Katcher
         Phone: (212) 355-4449